UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2014

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-26680	8736-3354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2454 McMullen Booth Road, Building C

Clearwater, Florida 33759

(Address of principal executive offices, including zip code)

(727) 726-0763

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nicholas Financial, Inc. (the “Company”) (NASDAQ: NICK) is filing this Current Report on Form 8-K to report several executive management appointments. As previously disclosed, Peter L. Vosotas, the Company’s founder, retired as President and Chief Executive Officer of the Company effective May 31, 2014. Mr. Vosotas continues to serve as Chairman of the Board of the Company. Also as previously disclosed, the Company’s Board of Directors appointed Ralph T. Finkenbrink, previously the Company’s Senior Vice President, Chief Financial Officer and Corporate Secretary, to succeed Mr. Vosotas as President and Chief Executive Officer of the Company.

Effective June 1, 2014, the Company’s Board of Directors appointed Kevin D. Bates as Senior Vice President-Branch Operations of the Company and Katie L. MacGillivary as Vice President-Finance, Chief Financial Officer and Corporate Secretary of the Company. Mr. Bates, age 44, has been employed by the Company in various capacities since April 1, 1997, most recently as Vice President of Marketing since June 2011 and Regional Vice President since April 2009. During his more than 17-year tenure with the Company, Mr. Bates also previously served as Branch Manager, District Manager and Regional Director of the Company. Mr. Bates received his B.S. degree in Business Management from St. Bonaventure University in 1993.

Ms. MacGillivary, age 35, joined the Company as Controller in April 2010 and has also served as Vice President-Finance since May 2012. Prior to joining the Company, Ms. MacGillivary served as the Controller for Harden & Associates, an insurance and risk management provider in Jacksonville, Florida, from January 2009 to April 2010. Prior to 2009, she held several accounting positions with TECO Energy, Inc. in Tampa, Florida, and worked as an auditor at Ernst & Young LLP. Ms. MacGillivary received her B.S. degree in Accounting from the University of Central Florida in 2002 and her M.B.A. degree from the University of Florida in 2008. She is a Certified Public Accountant licensed to practice in the State of Florida.

Effective June 1, 2014, the annual base salaries of Mr. Finkenbrink, Mr. Bates and Ms. MacGillivary are $325,000, $225,000 and $150,000, respectively. In addition, Mr. Finkenbrink received a one-time cash bonus of $25,000 upon becoming President and Chief Executive Officer of the Company. Each of the above-named executive officers also shall be entitled to receive an annual cash incentive bonus, long-term equity compensation and such other modest executive benefits and perquisites as may be determined in the discretion of the Compensation Committee of the Company’s Board of Directors. The Company’s Board of Directors expects to enter into appropriate written employment agreements with Messrs. Finkenbrink and Bates pertaining to their new positions with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: June 3, 2014	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
President and Chief Executive Officer
(Principal Executive Officer)